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                                                                    EXHIBIT 10.4

                                FORM OF TWO-YEAR
                     BANKLIBERTY CHANGE IN CONTROL AGREEMENT

      This AGREEMENT ("Agreement") is hereby entered into as of ______________, 200_, by and between BANKLIBERTY (the "Bank"), a federally chartered financial institution, with its principal offices at 16 West Franklin Street, Liberty, Missouri 64068, _________________ ("Executive") and LIBERTY BANCORP, INC. (the "Company"), a Missouri-chartered corporation and the holding company of the Bank, as guarantor.

      WHEREAS, the Bank recognizes the importance of Executive to the Bank's operations and wishes to protect his position with the Bank in the event of a change in control of the Bank or the Company for the period provided for in this Agreement; and

      WHEREAS, Executive and the Board of Directors of the Bank desire to enter into an agreement setting forth the terms and conditions of payments due to Executive in the event of a change in control and the related rights and obligations of each of the parties.

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is hereby agreed as follows:

1.    TERM OF AGREEMENT.

      (a) The term of this Agreement shall be (i) the initial term, consisting of the period commencing on the date of this Agreement (the "Effective Date") and ending on the second anniversary of the Effective Date, plus (ii) any and all extensions of the initial term made pursuant to this Section 1.

      (b) Commencing on the first anniversary of the Effective Date and continuing each anniversary date thereafter, the Board of Directors of the Bank (the "Board of Directors") may extend the term of this Agreement for an additional one (1) year period beyond the then effective expiration date, provided that Executive shall not have given at least sixty (60) days' written notice of his desire that the term not be extended.

      (c) Notwithstanding anything in this Section to the contrary, this Agreement shall terminate if Executive or the Bank terminates Executive's employment prior to a Change in Control.

2.    CHANGE IN CONTROL.

      Upon the occurrence of a Change in Control of the Company followed at any time during the term of this Agreement by the termination of Executive's employment in accordance with the terms of this Agreement, other than for Cause, as defined in Section 2(c) of this Agreement, the provisions of Section 3 of this Agreement shall apply. Upon the occurrence of a Change in

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Control, Executive shall have the right to elect to voluntarily terminate his employment at any time during the term of this Agreement following an event constituting "Good Reason."

      "Good Reason" means, unless Executive has consented in writing thereto, the occurrence following a Change in Control, of any of the following:

            (i) the assignment to Executive of any duties materially inconsistent with Executive's position, including any material change in status, title, authority, duties or responsibilities or any other action that results in a material diminution in such status, title, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Bank or Executive's employer reasonably promptly after receipt of notice thereof given by the Executive;

            (ii) a reduction by the Bank or Executive's employer of the Executive's base salary in effect immediately prior to the Change in Control;

            (iii) the relocation of the Executive's office to a location more than fifty (50) miles from its location as of the date of this Agreement;

            (iv) the taking of any action by the Bank or any of its affiliates or successors that would materially adversely affect the Executive's overall compensation and benefits package, unless such changes to the compensation and benefits package are made on a non-discriminatory basis to all employees; or

            (v) the failure of the Bank or the affiliate of the Bank by which Executive is employed, or any affiliate that directly or indirectly owns or controls any affiliate by which Executive is employed, to obtain the assumption in writing of the Bank's obligation to perform this Agreement by any successor to all or substantially all of the assets of the Bank or such affiliate within thirty (30) days after a reorganization, merger, consolidation, sale or other disposition of assets of the Bank or such affiliate.

      (b) For purposes of this Agreement, a "Change in Control" shall be deemed to occur on the earliest of:

            (i) Merger: The Company merges into or consolidates with another corporation, or merges another corporation into the Company, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by

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                  persons who were stockholders of the Company immediately
                  before the merger or consolidation.

            (ii) Acquisition of Significant Share Ownership: There is filed or required to be filed a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company's voting securities, but this clause
                  (ii) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities.

            (iii) Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company's Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company's Board of Directors; provided, however, that for purposes of this clause (iii), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

            (iv) Sale of Assets: The Company sells to a third party all or substantially all of its assets.

      (c) Executive shall not have the right to receive termination benefits pursuant to Section 3 hereof upon termination for Cause. The term "Cause" shall mean termination because of Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), final cease and desist order, or any material breach of any provision of this Agreement. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors, Executive was guilty of conduct justifying termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after termination for Cause. During the period beginning on the date of the Notice of Termination for Cause pursuant to Section 4 hereof through the Date of Termination, stock options granted to Executive under any stock option plan shall not be exercisable nor shall any unvested stock awards granted to

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Executive under any stock benefit plan of the Bank, the Company or any subsidiary or affiliate thereof, vest. At the Date of Termination, such stock options and any such unvested stock awards shall become null and void and shall not be exercisable by or delivered to Executive at any time subsequent to such termination for Cause.

3.    TERMINATION BENEFITS.

      (a) If Executive's employment is voluntarily (in accordance with Section 2(a) of this Agreement) or involuntarily terminated within two (2) years of a Change in Control, Executive shall receive:

            (i) a lump sum cash payment equal to two times the Executive's "base amount," within the meaning of Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). Such payment shall be made not later than five (5) days following Executive's termination of employment under this Section 3.

            (ii) Continued benefit coverage under all Association health and welfare plans which Executive participated in as of the date of the Change in Control (collectively, the "Employee Benefit Plans") for a period of 24 months following Executive's termination of employment. Said coverage shall be provided under the same terms and conditions in effect on the date of Executive's termination of employment. Solely for purposes of benefits continuation under the Employee Benefit Plans, Executive shall be deemed to be an active employee. To the extent that benefits required under this Section 3(b) cannot be provided under the terms of any Employee Benefit Plan, the Bank shall enter into alternative arrangements that will provide Executive with comparable benefits.

      (b) Notwithstanding the preceding provisions of this Section 3, in no event shall the aggregate payments or benefits to be made or afforded to Executive under said paragraphs or otherwise (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Code or any successor thereto, and to avoid such a result, Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount," as determined in accordance with said Section 280G. The allocation of the reduction required hereby among the Termination Benefits provided by this Section 3 shall be determined by Executive.

4.    NOTICE OF TERMINATION.

      (a) Any purported termination by the Bank or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision

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in this Agreement relied upon and shall set forth in detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

      (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

5.    SOURCE OF PAYMENTS.

      All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Company, however, unconditionally guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.

6.    EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.

      This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement. Nothing in this Agreement shall confer upon Executive the right to continue in the employ of the Bank or shall impose on the Bank any obligation to employ or retain Executive in its employ for any period.

7.    NO ATTACHMENT.

      (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void and of no effect.

      (b) This Agreement shall be binding upon, and inure to the benefit of, Executive, the Bank and their respective successors and assigns.

8.    MODIFICATION AND WAIVER.

      (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

      (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except

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by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9.    SEVERABILITY.

      If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

10.   HEADINGS FOR REFERENCE ONLY.

      The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement. In addition, references herein to the masculine shall apply to both the masculine and the feminine.

11.   GOVERNING LAW.

      Except to the extent preempted by federal law, the validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Missouri, without regard to principles of conflicts of law of that State.

12.   ARBITRATION.

      Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within fifty
(50) miles from the location of the Bank, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

13.   PAYMENT OF LEGAL FEES.

      All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank, only if Executive is successful pursuant to a legal judgment, arbitration or settlement.

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14.   INDEMNIFICATION.

      The Company or the Bank shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense and shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under applicable law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Company or the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs, attorneys' fees and the cost of reasonable settlements.

15.   SUCCESSORS TO THE BANK AND THE COMPANY.

      The Bank and the Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business or assets of the Bank or the Company, expressly and unconditionally to assume and agree to perform the Bank's and the Company's obligations under this Agreement, in the same manner and to the same extent that the Bank and the Company would be required to perform if no such succession or assignment had taken place.

16.   REQUIRED PROVISIONS. In the event any of the foregoing provisions of this
Section 16 are in conflict with the terms of this Agreement, this Section 16 shall prevail.

      (a) The Bank's board of directors may terminate Executive's employment at any time, but any termination by the Bank, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 4(b) hereinabove.

      (b) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C.
Section 1818(e)(3) or (g)(1); the Bank's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion: (i) pay Executive all or part of the compensation withheld while their contract obligations were suspended; and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

      (c) If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C.
Section 1818(e)(4) or (g)(1), all obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

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      (d) If the Bank is in default as defined in Section 3(x)(1) of the Federal
Deposit Insurance Act, 12 U.S.C. Section 1813(x)(1) all obligations of the Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

      (e) All obligations under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank: (i) by the Director of the OTS (or his designee), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, 12 U.S.C.Section 1823(c); or (ii) by the Director of the OTS (or his designee) at the time the Director (or his designee) approves a supervisory merger to resolve problems related to the operations of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

      (f) Any payments made to employees pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C.
Section 1828(k) and FDIC regulation 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments.

      (g) Notwithstanding anything in this Agreement to the contrary, if the Company or the Bank in good faith determines that amounts that, as of the effective date of the Executive's termination of employment are or may become payable to the Executive upon termination of his employment hereunder are required to be suspended or delayed for six (6) months in order to satisfy the requirements of Section 409A of the Internal Revenue Code, then the Company or the Bank will so advise the Executive, and any such payments shall be suspended and accrued for six months, whereupon they shall be paid to the Executive in a lump sum (together with interest thereon at the then-prevailing prime rate).

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                                   SIGNATURES

      IN WITNESS WHEREOF, BankLiberty and Liberty Bancorp, Inc. have caused this Agreement to be executed and their seals to be affixed hereunto by their duly authorized officers, and Executive has signed this Agreement, on the ____ day of _________________, 200__.

ATTEST:                                    BANKLIBERTY

                                           By:
--------------------------                     ---------------------------------
Corporate Secretary                            For the Entire Board of Directors

ATTEST:                                    LIBERTY BANCORP, INC.
                                                (GUARANTOR)

                                           By:
--------------------------                     ---------------------------------
Corporate Secretary                            For the Entire Board of Directors

      [SEAL]

WITNESS:                                   EXECUTIVE


--------------------------                 -------------------------------------
Corporate Secretary

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